                                                               Exhibit (h)(2)(C)

                               LETTER AGREEMENT

                                      and

                              AMENDED SCHEDULE A

May 11, 2001

Russell Insurance Funds
909 A Street
Tacoma, WA  98402

Dear Sirs:

Pursuant to Section 25 of the Transfer and Dividend Disbursing Agency Agreement between Russell Insurance Funds ("RIF") and Frank Russell Investment Management Company, dated August 5, 1996, RIF advises you that it is creating a new class of shares ("Class E") of RIF's Multi-Style Equity Fund, Aggressive Equity Fund, Non-U.S. Fund, Real Estate Securities Fund and Core Bond Fund (the "Funds") and that RIF desires Frank Russell Investment Management Company to serve as the Transfer and Dividend Disbursing Agent with respect to Class E of each of the Funds pursuant to the terms and conditions of the Transfer and Dividend Disbursing Agency Agreement. RIF also desires to amend Schedule A of the Transfer and Dividend Disbursing Agency Agreement to add Class E of the Funds. The fees to be charged by the Transfer and Dividend Disbursing Agent to the Fund in return for its services are the same as those set forth in the Transfer and Dividend Disbursing Agency Agreement. The existing shares of the Funds will be designated as Class S Shares.

Please indicate your acceptance to act as Transfer and Dividend Disbursing Agent with respect to the Class E Shares of the Funds and of the amendment of Schedule A by executing the acceptance copy of this letter agreement and returning it to the undersigned.

Sincerely,

RUSSELL INSURANCE FUNDS


By:
   --------------------------------------
   Lynn L. Anderson
   President

Accepted this       day of                   , 2001.
              -----        ------------------

FRANK RUSSELL INVESTMENT
  MANAGEMENT COMPANY

By:
   --------------------------------------
   Leonard P. Brennan
   President
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                                    AMENDED
                                  SCHEDULE A

                            Russell Insurance Funds
                            -----------------------

               FUND                                       CLASSES
               ----                                       -------

               Multi-Style Equity                         E and S

               Aggressive Equity                          E and S

               Non-U.S.                                   E and S

               Real Estate Securities                     E and S

               Core Bond                                  E and S